UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 17, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

949 Fell Street, Baltimore, MD	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Promissory Note Issued by Dolphin Offshore Partners, LP

On November 17, 2015, Vaccinogen, Inc. (the “Company”) entered into a First Amendment to Promissory Note (the “Amendment”), effective as of November 10, 2015, in order to amend that certain Unsecured Promissory Note (the “Note”) issued August 12, 2015 by the Company to Dolphin Offshore Partners, LP (the “Lender”) to extend the maturity of the Note from November 10, 2015 to March 31, 2016 (the “New Maturity Date”). The Amendment also provides the Lender the right, at any time before the New Maturity Date, to elect to convert part or all of the outstanding principal and any interest due and payable under the Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a rate of $2.50 per share by providing the Company written notice of such election. The Company’s obligation to issue Common Stock pursuant to the Amendment is conditioned upon the Company and the Lender entering into a mutually agreeable subscription agreement prior to such issuance substantially in the form attached to the Amendment.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Promissory Note effective November 10, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: November 18, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
Chairman and Chief Executive Officer

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Exhibit Index

Exhibit Number	Description

10.1	First Amendment to Promissory Note effective November 10, 2015

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